UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021 (July 6, 2021)

Outlook Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Route 1 South Building F, Suite 320 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

4260 U.S. Route 1
                  Monmouth Junction, New Jersey 08852
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC
Series A Warrants	OTLKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2021, the Board of Directors (the “Board”) of Outlook Therapeutics, Inc. (the “Company”) appointed C. Russell Trenary III as President and Chief Executive Officer of the Company and as a director, effective immediately. Mr. Trenary will serve as a member of the class of directors whose term will expire at the 2022 annual meeting of stockholders. Mr. Trenary replaces Lawrence Kenyon, who resigned as President and Chief Executive Officer of the Company concurrently with Mr. Trenary’s appointment. Mr. Kenyon will continue to serve as the Company’s Chief Financial Officer and as a member of the Board.

Mr. Trenary, 63, served as President and Chief Executive Officer of InnFocus, Inc., a glaucoma medical device company, from April 2013 until its April 2020 acquisition by Santen Pharmaceutical and has served as an Executive Advisor at Santen since such acquisition. Prior to that, Mr. Trenary served as President and Chief Executive Officer of G&H Orthodontics, an orthodontic medical device company, from October 2011 to October 2013 and as President and Chief Executive Officer of Ace Vision Group, Inc., a company developing technologies for restoring visual accommodation, from April 2009 to May 2011. Prior to that, Mr. Trenary served in a number of senior leadership positions at Advanced Medical Optics, Inc., including as President of the cataract business unit, Sunrise Technologies International, Inc., VidaMed, Inc. and Allergan, Inc., including as Senior Vice President and General Manager of the Medical Optics business unit.

In connection with Mr. Trenary’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Trenary providing for, among other things, an initial base salary of $600,000 and a discretionary annual cash bonus with a target amount equal to 70% of Mr. Trenary’s base salary. Mr. Trenary received an initial grant of 4,000,000 options to purchase common stock, one quarter of which will vest on the first anniversary of the grant and the remainder of which will vest in monthly installments over the succeeding three years, subject to Mr. Trenary’s continued service through each vesting date. In addition, Mr. Trenary received a performance grant of 1,000,000 options to purchase common stock, which will vest upon the Company’s achievement of certain milestones. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Trenary and any other person pursuant to which he was appointed as an officer and director of the Company. Mr. Trenary does not have any family relationship with any director or other executive officer of the Company, and there are no transactions in which Mr. Trenary has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company announcing Mr. Trenary’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement by and between C. Russell Trenary III and Outlook Therapeutics, Inc, dated July 6, 2021.
99.1	Press Release, dated July 7, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: July 9, 2021	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer